Exhibit 99(a)

CONTACT:	EUGENE J. PIAN
CHIEF EXECUTIVE OFFICER
914-923-5000, EXT. 11

FOR IMMEDIATE RELEASE

SETO HOLDINGS FILES FORM 15 WITH THE SECURITIES AND EXCHANGE
COMMISSION TERMINATION OF REGISTRATION SUSPENDING ITS DUTY
TO FILE REPORTS WITH THE SECURITIES AND EXCHANGE
COMMISSION AND TO DEREGISTER ITS COMMON STOCK

Briarcliff Manor, New York, December 21, 2004 — SETO Holdings, Inc. (SETO.BB) reported that it had filed with the Securities and Exchange Commission its Form 15 notice of suspension of its duty to file reports and termination of the registration of its Common Stock under the Securities Exchange Act of 1934. The Company expects the termination of registration to become effective within 90 days of the Form 15 filing with the SEC. However, as a result of the Form 15 filing, the Company’s obligation to file with the SEC certain reports and forms, including Forms10-K, 10-Q and 8-K, have currently ceased. On or about December 22, 2004, the Company’s Common Stock will be delisted from and will no longer trade on the OTC Bulletin Board. The Company expects that its Common Stock will trade through the Pink Sheets®, where currently there are 11 brokers listed as market makers, although no assurance can be given that any broker will continue to make a market in the stock. The “Pink Sheets” is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news and information about securities traded.

Eugene J. Pian, the Company’s Chief Executive Officer, said that given the lack of analyst coverage and the minimal liquidity for the Company’s Common Stock, the advantages of continuing as a reporting company are far outweighed by the disadvantages, particularly the legal and accounting costs associated with the preparation and filing of the Company’s periodic reports and compliance with the Sarbanes-Oxley Act of 2002 and the relating regulations. Deregistration will result in a significant reduction in legal and accounting expenses, and the Company will reallocate these moneys to its operations. The Company and its shareholders will be better off over the long run as Management focuses its attention and the Company’s limited financial resources on the Company’s business, said Mr. Pian.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements These uncertainties include actions by the SEC concerning the Company’s Form 15 filing.